                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------
                                 AMENDMENT NO. 1
                                       TO
                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Crescent Real Estate Equities Company
         -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             Texas                                      52-1862813
---------------------------------------            -------------------
(State of Incorporation or Organization)            (I.R.S. Employer
                                                   Identification no.)

777 Main Street, Suite 2100
Fort Worth, TX                                           76102
---------------------------------------                --------
(Address of Principal Executive Offices)            (Zip Code)

   If this form relates to the registration of a    If this form relates to the
   class of debt securities and is effective        registration of a class of
   upon filing pursuant to General                  debt securities and is to
   Instruction A(c)(1) please check the             become simultaneously
   following box. [ ]                               with the effectiveness of a
                                                    concurrent registration
                                                    statement under the
                                                    Securities Act of 1933
                                                    pursuant to General
                                                    Instruction A(c)(2) please
                                                    check the following box.[ ]


Securities Act registration statement file number to which this form relates:

                              --------------------
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                           Name of Each Exchange on Which
  to be so Registered                           Each Class is to be Registered
  -------------------                           ------------------------------
                                                New York Stock Exchange, Inc.
  6-3/4% Series A Convertible Cumulative
  Preferred Shares, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.
                                      ----
                                (Title of Class)

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     On February 13, 1998, Crescent Real Estate Equities Company filed a Form
8-A relating to its proposed issuance of a series of preferred shares of beneficial interest. This Form 8-A/A amends and restates the Form 8-A in its entirety to reflect updated information relating to such series of preferred shares and the related Statement of Designation and form of certificate.
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Item 1. Description of Registrant's Securities to be Registered.

     Information concerning the 6 3/4% Series A Convertible Cumulative Preferred Shares of beneficial interest, par value $0.01 per share (the "Preferred Shares"), of Crescent Real Estate Equities Company (the "Company"), to be registered hereunder is incorporated by reference to the section entitled "Description of Preferred Shares" in the prospectus forming a part of the Registration Statement on Form S-3 (Registration No. 333-38071), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the section of the prospectus supplement relating to the Preferred Shares entitled "Description of Series A Preferred Shares," to be filed by the Company under the Securities Act and Rule 424 promulgated thereunder on or about February 18, 1998.

Item 2. Exhibits.

        1. Restated Declaration of Trust of the Company (filed as Exhibit 4.01 to the Company's Registration Statement on Form S-3 (Registration No. 333-21905) and incorporated herein by reference).

        2. Form of Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of the Company (filed herewith).

        3. Amended and Restated Bylaws of the Company, as amended (filed as Exhibit 4.02 to the Company's Current Report on Form 8-K dated October 8, 1997 and filed October 14, 1997 and incorporated herein by reference).

        4. Form of Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of the Company (filed herewith).



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       CRESCENT REAL ESTATE EQUITIES COMPANY



Date:  February 18, 1998               By: /s/ DAVID M. DEAN
                                          ---------------------------------
                                          David M. Dean
                                          Senior Vice President, Law
                                          and Secretary





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                                EXHIBIT INDEX




EXHIBIT NO.                      DESCRIPTION
-----------                      -----------
    1           Restated Declaration of Trust of the Company (filed as Exhibit
                4.01 to the Company's Registration Statement on Form S-3
                (Registration No. 333-21905) and incorporated herein by
                reference).

    2           Form of Statement of Designation of 6-3/4% Series A Convertible
                Cumulative Preferred Shares of the Company (filed herewith).

    3 Amended and Restated Bylaws of the Company, as amended (filed as Exhibit 4.02 to the Company's Current Report on Form 8-K dated
                October 8, 1997 and filed October 14, 1997 and incorporated herein by reference).

    4           Form of Certificate of 6-3/4% Series A Convertible Cumulative
                Preferred Shares of the Company (filed herewith).